Aidman, Piser                 401 East Jackson Street, Suite 3400
& Company                                    Tampa, Florida 33602

Certified Public Accountants    813-222-8555     FAX 813-222-8560
     & Business Advisors

                        September 15, 1998

VIA FAX 908 719 4711

Mr. Kerry Frey
Medisys Technologies, Inc.
Farhills Center
P.O. Box 857, Rt. 202
Farhills, NJ 07931

Dear Mr. Frey:

We were asked to write you regarding our opinion of certain aspects of the accounting records of Phillips Pharmatech Labs, Inc. (the
"Company").

We serve as the outside accountants for the Company and are familiar with their accounting records. We prepared the Company's income tax returns for the past three years. Additionally, we have observed the Company's physical inventories for the past three year-ends. It is our opinion that the Company's financial statements as of December 31, 1997 and 1996 and for the three years then ended are auditable in accordance with generally accepted auditing standards.

Please call either me or Stacy Patrick of our office if you have further questions.

                              Sincerely,

                              Philip C. Piser, C.P.A.
PCP:go
cc: Mr. Brett Phillips